UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 9, 2018

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 9, 2018, Real Goods Solar, Inc. (the “Company”) entered into two separate Amendment No. 1 to Securities Purchase Agreement (the “Amendments”) with each Investor (as defined below) party to the Purchase Agreement (as defined below) related to the Company’s previously announced private placement of convertible notes and warrants. The substantially identical Amendments attached amended and restated forms of Notes (as defined below) to increase the initial conversion price of the Notes from $1.2405 to $1.26 per share and, as a result, made changes to the Schedule of Buyers to the Purchase Agreement to reflect a change in the number of shares of Common Stock (as defined below) that may become issuable upon exercise of Series Q Warrants (as defined below). The parties entered into the Amendments as a result of certain discussions with, and comments by, Nasdaq staff. Other than as described in this paragraph, no other changes were made to the terms of the Notes or the transaction in general. The Amendments contains customary provisions for agreements of this nature, such as representations, warranties and covenants.

On April 9, 2018, the Company closed the previously announced private placement of convertible notes and warrants with two unaffiliated institutional and accredited investors (the “Investors”) in which the Company issued and sold to the Investors (i) $10.75 million in principal amount and $10 million funding amount (reflecting an original issue discount of $750,000) of convertible notes due April 9, 2019, consisting of (A) two Series A Senior Convertible Notes in the aggregate principal amount of $5,750,000 (the “Series A Notes”) in consideration for aggregate cash payments of $5,000,000, (B) two Series B Senior Secured Convertible Notes in the aggregate principal amount of $5,000,000 (the “Series B Notes,” and collectively with the Series A Notes, the “Notes”) for consideration consisting of two secured promissory notes, each issued and payable by an Investor, in the aggregate principal amount of $5,000,000 (each, an “Investor Note”), and (ii) Series Q Warrants (the “Series Q Warrants”) to purchase up to 9,126,984 shares of the Company’s Class A common stock (the “Common Stock”) under the terms of the Securities Purchase Agreement, dated March 30, 2018, among the Company and the Investors (the “Purchase Agreement”). In lieu of initially receiving any original issue discount on the Series B Notes, the Series B Notes accrue an “Additional OID Amount” (as defined in the Series B Notes) based upon the portion of the principal of the Series B Notes that becomes unrestricted from time to time, pro rata, which, in the aggregate would result in up to $750,000 of Additional OID Amount payable under the Series B Notes if all of the principal under the Series B Notes becomes unrestricted. The Company received net proceeds of approximately $4.4 million at the closing, after deducting commissions to the Placement Agent (as defined below) and estimated offering expenses payable by the Company associated with the private placement.

The Notes are convertible into shares of Common Stock at an initial conversion price of $1.26 per share and the Series Q Warrants are exercisable for shares of Common Stock at an initial exercise price of $1.12 per share, in each case, subject to adjustment. The Notes and the Series Q Warrants were issued in physical form separately from each other and may be transferred separately immediately thereafter, subject to applicable law. The Notes and the Series Q Warrants will not be listed on any national securities exchange or other trading market, and no trading market for the Notes and the Series Q Warrants is expected to develop.

At the closing on April 9, 2018, the parties entered into or executed the following agreements and documents:

•	The Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors under which the Company has agreed to register for resale the shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Series Q Warrants.

•	The Company entered into separate Note Purchase Agreements (each, an “NPA”) with each Investor under which each Investor issued to the Company such Investor’s Investor Note.

•	Each Investor issued an Investor Note to the Company under the respective NPA.

•	The Company entered into separate Master Netting Agreements (each, a “Master Netting Agreement”) with each Investor for the purpose of clarifying for each party its right to offset obligations that may arise under the Purchase Agreement, the Investor Notes and the Series B Notes upon the occurrence of certain events.

In connection with the transaction, the Company reimbursed the lead Investor’s legal fees of approximately $106,000.

Both of the Investors have participated in the Company’s past securities offerings and the Company believes that one of the Investor is a beneficial owner of more than 5% of the Common Stock based on a review of such Investor’s filed Schedules 13G.

As previously reported, WestPark Capital, Inc. acted as the exclusive placement agent for the transaction (the “Placement Agent”) pursuant to the terms of an Engagement Letter, dated January 29, 2018, between the Company and the Placement Agent (the “Engagement Letter”). At the closing, the Company paid the Placement Agent an aggregate cash fee of $350,000. The Company will pay the Placement Agent an additional cash fee of up to $350,000 if and to the extent the Investors prepay the Investor Notes. In connection with the transaction, the Company also reimbursed the Placement Agent’s expenses of $29,000.

At the closing on April 9, 2018, the Company issued and sold to the Placement Agent for a sum of $100 a warrant (the “Placement Agent Warrant”) to purchase 730,159 shares of Common Stock, pursuant to the terms of the Engagement Agreement. The Placement Agent Warrant has substantially the same terms as the Series Q Warrants other than that the Placement Agent Warrant has a cashless exercise right regardless of whether an effective registration statement registering, or a current prospectus being available for, the resale of the shares of Common Stock underlying the Placement Agent Warrant.

The Company previously reported the terms of the Notes, the Series Q Warrants, the Registration Rights Agreement, the NPA, the Investor Note, the Master Netting Agreement, the Placement Agent Warrant and the terms of the offerings under Item 1.01 of its Current Report on Form 8-K filed on April 2, 2018, and such disclosure is incorporated herein by reference. There has been no change in the terms of the transaction from such prior disclosure other than that the initial conversion price of the Notes is $1.26 (not $1.2405). Also, the floor price under the “Alternative Conversion Price” in the Notes was misstated as $0.20 in the Company’s Current Report on Form 8-K filed on April 2, 2018 due to a rounding error and is stated as $0.194 in the final Notes.

The foregoing descriptions of the Amendments, the Notes, the Series Q Warrants, the Registration Rights Agreement, the NPAs, the Investor Notes, the Master Netting Agreements and the Placement Agent Warrant do not purport to describe all of the terms and provisions thereof and are qualified in their entirety by reference to the form of Amendment, the form of Series A Note, the form of Series B Note, the form of Series Q Warrant, the Registration Rights Agreement, the form of NPA, the form of Investor Note, the form of Master Netting Agreement and the form of Placement Agent Warrant which are filed as Exhibits 10.1, 4.1, 4.2, 4.3, 10.2, 10.3, 4.4, 10.4 and 4.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03. The Company previously reported the information disclosable under this Item 2.03 with respect to the terms of the Notes and the private placement described in Item 1.01 of this Current Report in the Company’s Current Report on Form 8-K filed on April 2, 2018, and such disclosure is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The Company previously reported some of the information disclosable under this Item 3.02 with respect to the terms of the private placement described in Item 1.01 of this Current Report in the Company’s Current Report on Form 8-K filed on April 2, 2018, and such disclosure is incorporated herein by reference.

The issuance of the Notes and the Series Q Warrants was exempt, and the issuance of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Series Q Warrants will be exempt, from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Securities Act Rule 506(b). The Investors are sophisticated and represented in writing that they were accredited investors and acquired the securities for their own accounts for investment purposes. A legend was placed on the Notes and the Series Q Warrants and will be placed on any stock certificates issued upon conversion of the Notes and exercise of the Series Q Warrants, subject to the terms of the transaction documents, stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

The issuance of the Placement Agent Warrant was exempt, and the issuance of the shares of Common Stock issuable upon exercise of Placement Agent Warrant will be exempt, from registration under Securities Act Section 4(a)(2), because the Company issued it to one sophisticated and accredited recipient and the Company placed a legend on the warrant certificate stating that the issuance of it and the shares of Common Stock underlying it has not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

Item 3.03. Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03. The Company previously reported some of the information disclosable under this Item 3.03 with respect to the terms of the private placement described in Item 1.01 of this Current Report in the Company’s Current Report on Form 8-K filed on April 2, 2018, and such disclosure is incorporated herein by reference.

So long as any Notes are outstanding, the Company is prohibited from, directly or indirectly, redeeming, repurchasing or declaring or paying any cash dividend or distribution on any of its capital stock, and, at any time at least $1,000,000 in aggregate principal amount of Notes remains outstanding, the Company must maintain available cash of at least $750,000 during each fiscal quarter. These covenants will limit the Company’s ability to redeem, repurchase or declare or pay any cash dividend or distribution on the Common Stock. Further, the Notes constitutes debt of the Company and, in the event of the Company’s dissolution, the Company will be obligated to repay such debt before holders of shares of Common Stock are entitled to any distributions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Series A Senior Convertible Note, dated April 9, 2018, issued to the investors under the Securities Purchase Agreement, dated March 30, 2018
4.2	Form of Series B Senior Secured Convertible Note, dated April 9, 2018, issued to the investors under the Securities Purchase Agreement, dated March 30, 2018
4.3	Form of Series Q Warrants, dated April 9, 2018, issued to the investors under the Securities Purchase Agreement, dated March 30, 2018
4.4	Form of Secured Promissory Notes, dated April 9, 2018, issued to Real Goods Solar, Inc. under the Note Purchase Agreement, dated April 9, 2018 by each of the investors under the Securities Purchase Agreement, dated March 30, 2018
4.5	Form of Placement Agent Warrant, dated April 9, 2018, issued by Real Goods Solar, Inc. to WestPark Capital, Inc.
10.1	Form of Amendment No. 1 to Securities Purchase Agreement, dated April 9, 2018, between Real Goods Solar, Inc. and each of the investors under the Securities Purchase Agreement, dated March 30, 2018
10.2	Registration Rights Agreement, dated April 9, 2018, among Real Goods Solar, Inc. and the investors under the Securities Purchase Agreement, dated March 30, 2018
10.3	Form of Note Purchase Agreement, dated April 9, 2018, between Real Goods Solar, Inc. and each of the investors under the Securities Purchase Agreement, dated March 30, 2018
10.4	Form of Master Netting Agreement, dated April 9, 2018, between Real Goods Solar, Inc. and each of the investors under the Securities Purchase Agreement, dated March 30, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Chief Financial Officer

Date: April 10, 2018